EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated July 1, 2015 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2015

and as supplemented May 26, 2015

Effective July 1, 2015, WRIMCO, the Portfolio’s investment adviser, assumed direct investment management responsibilities of  Ivy Funds VIP Micro Cap Growth from Wall Street Associates, LLC (Wall Street), the Portfolio’s former investment subadviser. In addition, effective July 1, 2015, John Bichelmeyer assumed investment management responsibilities for Ivy Funds VIP Micro Cap Growth.

Therefore, as of July 1, 2015, all references to Wall Street, Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt where they appear in the Prospectus are deleted.

In addition, the following changes to the Prospectus also take effect as of July 1, 2015:

The following replaces the “Investment Adviser” section for Ivy Funds VIP Micro Cap Growth:

Investment Adviser

The Portfolio is managed by Waddell & Reed Investment Management Company (WRIMCO).

The following replaces the “Portfolio Managers” section for Ivy Funds VIP Micro Cap Growth:

Portfolio Manager

John Bichelmeyer, Portfolio Manager for WRIMCO, has managed the Portfolio since July 2015.

The following replaces the “The Management of the Portfolios — Portfolio Management” section for Ivy Funds VIP Micro Cap Growth.

Ivy Funds VIP Micro Cap Growth: John Bichelmeyer is primarily responsible for the day-to-day management of Ivy Funds VIP Micro Cap Growth. Mr. Bichelmeyer has held his Portfolio responsibilities for Ivy Funds VIP Micro Cap Growth since July 2015. Mr. Bichelmeyer joined WRIMCO in May 2015 as a portfolio manager and serves as a portfolio manager for another investment company managed by IICO. Prior to joining WRIMCO, he served as a portfolio manager for Kornitzer Capital Management, Inc. since 2007. Mr. Bichelmeyer earned a BS in Finance from Creighton University. He is a Chartered Financial Analyst.

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IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated July 1, 2015 to the

Ivy Funds Variable Insurance Portfolios Statement of Additional Information

dated April 30, 2015

Effective July 1, 2015, WRIMCO, the Portfolio’s investment adviser, assumed direct investment management responsibilities of Ivy Funds VIP Micro Cap Growth from Wall Street Associates, LLC (Wall Street), the

Portfolio’s former investment subadviser. In addition, effective July 1, 2015, John Bichelmeyer assumed investment management responsibilities for Ivy Funds VIP Micro Cap Growth.

Therefore, as of July 1, 2015, all references to Wall Street, Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt where they appear in the SAI are deleted. The following changes to the SAI also take effect as of July 1, 2015:

The following is added to the end of the first table in the “Portfolio Managers — Portfolio Managers employed by WRIMCO — Ownership of Securities” section:

As of June 30, 2015, the dollar range of shares beneficially owned by the portfolio manager was:

Manager	Portfolio Managed in Ivy Funds Variable Insurance Portfolios	Dollar Range of Shares Owned* in Portfolio Managed	Dollar Range of Shares Owned in Similarly Managed Funds within the Fund Complex	Dollar Range of Shares Owned in the Fund Complex
John Bichelmeyer	Ivy Funds VIP Micro Cap Growth[1]	$0	$0	$0

*

The Portfolios’ shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as underlying investment vehicles.

[1]	Mr. Bichelmeyer assumed investment management responsibilities for Ivy Funds VIP Micro Cap Growth effective July 1, 2015.

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IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated October 2, 2015 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 30, 2015

and as supplemented May 26, 2015 and July 1, 2015

Effective October 2, 2015, all references to Susan Regan where they appear in relation to Ivy Funds VIP Bond are deleted.

The following replaces the “Portfolio Manager” section for Ivy Funds VIP Bond:

Portfolio Manager

Rick Perry, Senior Vice President of WRIMCO, has managed the Portfolio since October 2015.

The following replaces the “The Management of the Portfolios — Portfolio Management — Ivy Funds VIP Bond” section:

Ivy Funds VIP Bond: Rick Perry is primarily responsible for the day-to-day management of Ivy Funds VIP Bond. Mr. Perry has held his responsibilities for Ivy Funds VIP Bond since October 2015. He is Senior Vice President of WRIMCO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which WRIMCO serves as investment manager. Mr. Perry joined WRIMCO in October 2015 as a portfolio manager. Prior to joining WRIMCO, he had served as head of investment grade credit for Aegon USA Investment Management since 2006 and had previously served as a portfolio manager with Aegon since 2001. Mr. Perry graduated from Central College in 1989 with a BA in Accounting and in Business Management and earned an MBA with a concentration in Investments from the University of Iowa in 1992. Mr. Perry is a Chartered Financial Analyst and a Certified Public Accountant.

The following replaces the “The Management of the Portfolios — Portfolio Management — Ivy Funds VIP Limited-Term Bond” section:

Ivy Funds VIP Limited-Term Bond: Susan Regan is primarily responsible for the day-to-day management of Ivy Funds VIP Limited-Term Bond. Ms. Regan has held her responsibilities for Ivy Funds VIP Limited-Term Bond since August 2014. She is Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for another investment company for which IICO serves as investment manager. Ms. Regan joined Waddell & Reed in November 2007 as a fixed-income investment analyst and trader. She was appointed assistant vice president and assistant portfolio manager in January 2010. She earned a BA in economics in May 1984 and an MA in economics in December 1985 from the University of Missouri-Columbia.